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                                                                   EXHIBIT 23.1


                           CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8) and the related Prospectus pertaining to the registration of IMC Global Inc. common stock for the IMC Global Inc. 1998 Stock Option Plan for Non-Employee Directors of our report dated January 26, 1998, with respect to the consolidated financial statements of IMC Global Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                   ERNST & YOUNG LLP

Chicago, Illinois
September 1, 1998